UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 24, 2008

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2008, the Registrant announced that Raymond Wesnofske was retiring as a director upon the expiration of his term of office in April 2008.  Marcia Z. Hefter will succeed Mr. Wesnofske as Chairperson and Dennis A. Suskind will succeed Ms. Hefter as Vice Chairperson effective following the Registrant’s annual meeting of shareholders to be held on April 25, 2008. Albert E. McCoy, Jr. has been nominated to stand for election and fill the director position vacated by Mr. Wesnofske.  There have been no transactions between the Company (or the Bank) and Mr. McCoy of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

         A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On March 26, 2008, the Registrant announced the declaration of a quarterly cash dividend of $0.23 per share, payable on April 22, 2008 to shareholders of record as of April 8, 2008.  A copy the press release announcing the dividend is attached as Exhibit 99.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.                                                      Exhibit

99 .1	Press Release dated March 24, 2008

99 .2	Press Release dated March 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By: /s/ Kevin M. O’Connor
Kevin M. O’Connor
Chief Executive Officer

Dated:  March 26, 2008